Exhibit 99.1

Phathom Pharmaceuticals Reports First Quarter 2025 Financial Results and Provides Business Update

•	VOQUEZNA launch momentum continues with over 390,000 prescriptions filled to date, written by more than 23,600 healthcare providers

•	Net revenues of $28.5 million reported for Q1

•	Filled VOQUEZNA prescriptions increased ~8% in Q1 over the prior quarter despite seasonal headwinds

•	Strategic cost reductions and executive leadership changes implemented to support sustainable revenue growth and achieve profit from operations, excluding stock-based compensation, in 2026

•	Management to host conference call today, May 1, 2025, at 8:00 a.m. ET

FLORHAM PARK, N.J., May 1, 2025 — Phathom Pharmaceuticals, Inc. (Nasdaq: PHAT), a biopharmaceutical company focused on developing and commercializing novel treatments for gastrointestinal (GI) diseases, today reported financial results for the first quarter ended March 31, 2025, and provided a business update, including strategic cost reductions and leadership changes to drive revenue growth and achieve profit from operations, excluding stock-based compensation, in 2026.

“2025 will be an inflection point for Phathom,” said Steve Basta, President and Chief Executive Officer of Phathom. “While continuing our focus on driving VOQUEZNA’s revenue growth, today we are also implementing a fundamental shift in how we operate, applying cost saving initiatives to support long-term growth without the need for additional equity or debt financing. In today’s challenging public market environment, marked by constrained access to capital and broader macroeconomic headwinds, companies must be more selective and strategic than ever in how they deploy their resources. We are focused on initiatives that deliver the greatest return, with our most valuable investment being the daily efforts of our sales organization. We’ve preserved sales force strength while scaling back in areas that deliver less near-term value. We are making difficult but necessary changes, including leadership transitions, a workforce reduction of approximately 6%, and significant cuts in external spend. These decisive actions are expected to reduce 2025 operating expenses by $60 to $70 million and bring anticipated quarterly spend below $55 million in the fourth quarter. Collectively, these efforts reinforce our financial position, keep us on track to deliver continued revenue growth, and position Phathom to achieve profit from operations, excluding stock-based compensation, in 2026.”

Recent Business Updates and First Quarter 2025 Results:

Strategic Initiatives to Drive Topline Growth, Cost Reductions and Organizational Changes:

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Phathom announced organizational changes to streamline operations and sharpen focus on its core growth driver – the sales force. Jonathan Bentley will join as Senior Vice President, Head of Sales, bringing deep commercial leadership experience, most recently as Vice President of Sales at Intra-Cellular Therapies (Nasdaq: ITCI), which was acquired by Johnson & Johnson for $14.6 billion earlier this year. Reporting directly to the CEO, Jonathan will lead a team representing approximately 75% of Phathom’s workforce. In addition, the leaders of Market Access, Marketing, and other key operating functions will now report directly to the CEO, forming a commercially-focused leadership team centered on accelerating prescription growth and further enhancing patient access.

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Leadership changes aligned with Phathom’s streamlined organizational structure and increased emphasis on commercial execution were also announced today. Chief Operating Officer Azmi Nabulsi, M.D., Chief Commercial Officer Martin Gilligan, and Chief Financial and Business Officer Molly Henderson will transition out of Phathom in the coming weeks. Dr. Nabulsi will remain an advisor to the company. Robert Breedlove, Vice President of Finance, will also serve as the company’s Principal Accounting Officer. Phathom recently appointed industry veteran Ted Schroeder to its Board of Directors, effective April 16, 2025, further enhancing the company’s commercial and strategic capabilities. David Socks, Phathom co-founder and Director will retire from the Board at the upcoming Annual Shareholders Meeting on June 3, 2025.

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Phathom is implementing a significant cost reduction and organizational restructuring plan consistent with its disciplined commercial strategy and target to achieve profitable operations without the need for additional capital. The company will reduce investment in direct-to-consumer (DTC) promotion, primarily broadcast and cable advertising, and will suspend, defer, or slow several clinical and product development programs, including deferring the start of its Phase 2 eosinophilic esophagitis (EoE) trial. As part of the broader reorganization, Phathom is reducing overall headcount by approximately 6%. In addition, all third-party contracts and vendor costs are under rigorous review, with many areas undergoing meaningful reductions. Collectively, these actions are expected to reduce 2025 operating expenses by approximately $60 to $70 million. Phathom is targeting quarterly cash operating expense spend of less than $55 million in Q4 2025 (excluding stock compensation, interest, and certain accruals) and believes its current cash and cash equivalents are sufficient to fund operations and achieve profit from operations, excluding stock-based compensation, in 2026.

VOQUEZNA Launch Progress:

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Phathom has now surpassed 390,000 filled prescriptions for VOQUEZNA tablets, VOQUEZNA TRIPLE PAK®, and VOQUEZNA DUAL PAK® through April 18, 2025, representing approximately 30% growth since the last earnings report.

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In the first quarter of 2025, approximately 127,000 VOQUEZNA prescriptions were filled, reflecting about 8% sequential growth despite typical seasonal headwinds. These headwinds include annual insurance plan resets, holiday disruptions, and deductible renewals, all of which temporarily softened retail pharmacy volume.

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Phathom continues to see expanding adoption across both gastroenterology (GI) and primary care (PCP) audiences, with more than 23,600 healthcare providers having written a filled VOQUEZNA prescription as of April 11, 2025, an increase of about 18% compared to the prior quarterly update.

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VOQUEZNA continues to maintain strong commercial access, with coverage for more than 120 million lives, including over 80% of commercially insured patients. Many plans require only one prior proton pump inhibitor (PPI) step, supporting limited access barriers across a broad patient base.

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On March 31, 2025, Phathom launched a celebrity partnership with Kenan Thompson as part of the GERD IS NO JOKE campaign, marking his first public discussion about living with GERD and finding relief with VOQUEZNA.

Recent Business and Regulatory Updates:

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As part of its cost optimization strategy, Phathom has paused the planned Phase 2 study of VOQUEZNA in EoE. Study initiation will be reevaluated following the outcome of the pending Citizen Petition and other commercial considerations, given that exclusivity timelines impact the expected return on investment. The company remains focused on allocating capital to its highest-priority growth opportunities.

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Phathom will have a strong presence at Digestive Disease Week® (DDW) 2025, May 3–6 in San Diego, CA, where it will present new real-world data on VOQUEZNA-treated GERD patients, providing important insights into treatment patterns, patient characteristics, and clinical utility. The company will also host a Product Theater spotlighting VOQUEZNA as a first-in-class therapy for GERD. With more than 10,000 GI specialists and researchers expected to attend, DDW offers a key platform for Phathom to engage with healthcare professionals and thought leaders throughout the congress and at the company’s exhibit booth #1743.

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Phathom submitted a Citizen Petition to the FDA in December 2024 requesting correction of the Orange Book to reflect full 10-year NCE exclusivity for VOQUEZNA tablets through May 3, 2032. The company remains actively engaged with relevant stakeholders in support of the petition and continues to expect an FDA response within the 180-day review period. The response will either approve the petition, deny or dismiss the petition, or provide a tentative response indicating why the agency hasn’t been able to reach a decision. In parallel, Phathom maintains strong patent protection expected to extend into at least mid-2030.

First Quarter 2025 Financial Results:

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Revenue: Net revenues for the first quarter 2025 were $28.5 million, an increase of $26.6 million compared to $1.9 million for first quarter 2024. The increase was due to continued momentum with our second year of commercial launch of VOQUEZNA, VOQUEZNA TRIPLE PAK and VOQUEZNA DUAL PAK revenues following the initial launch of VOQUEZNA products late in the fourth quarter of 2023.

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Research and development (R&D) expenses: R&D expenses for the first quarter 2025 were $9.2 million, a decrease of $0.2 million compared to $9.4 million for first quarter 2024. The decrease was a result of lower project and consulting costs.

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General and administrative (G&A) expenses: G&A expenses for the first quarter 2025 were $94.5 million, an increase of $32.5 million compared to $62.0 million for first quarter 2024. The increase was a result of higher advertising and promotional expenses in support of our commercial launch of VOQUEZNA products.

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Net loss: Net loss for the first quarter 2025 was $94.3 million, compared to $82.9 million for first quarter 2024. First quarter 2025 net loss included a non-cash charge related to stock-based compensation of $5.5 million compared to $5.6 million for first quarter 2024. Non-GAAP adjusted net loss for the first quarter 2025 was $77.1 million compared to $64.8 million for the same period in 2024. These non-GAAP adjusted net losses more fully described below under “Non-GAAP Financial Measures,” exclude non-cash share-based compensation charges, non-cash interest expense related to the accounting for our revenue interest financing liability, which are in excess of the actual interest owed, and interest expense related to the amortization of debt discount on our term loan. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the tables below.

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Cash and cash equivalents: As of March 31, 2025, cash and cash equivalents were $212.3 million. Based on its current cash resources, operating plan, and estimated product revenues, the company believes these resources will be sufficient to fund operations and enable Phathom to achieve profit from operations, excluding stock-based compensation, in 2026.

Conference Call and Webcast

Phathom will host a conference call and webcast to discuss its first quarter 2025 financial results and business highlights today, May 1, 2025, at 8:00 a.m. EDT. A live webcast will be available on the investors page of Phathom’s website under Events & Presentations. A replay of the webcast will be available following the completion of the call and will be archived for up to 90 days.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain non-GAAP financial measures. In particular, Phathom has provided non-GAAP adjusted net loss and adjusted net loss per share, adjusted to exclude the items below. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, Phathom believes the presentation of non-GAAP adjusted net loss and adjusted net loss per share, when viewed in conjunction with GAAP results, provides investors with a more meaningful understanding of ongoing operating performance. These measures exclude (i) non-cash stock-based compensation, which is substantially dependent on changes in the market price of common shares, (ii) interest expense related to the accounting for our revenue interest financing liability, which are in excess of the actual interest owed, and (iii) interest expense related to the amortization of debt discount on our term loan.

Phathom believes the presentation of these non-GAAP financial measures provides useful information to management and investors regarding Phathom’s results of operations. When GAAP financial measures are viewed in conjunction with these non-GAAP financial measures, investors are provided with a more meaningful understanding of Phathom’s ongoing operating performance and are better able to compare Phathom’s performance between periods. In addition, these non-GAAP financial measures are among those indicators Phathom uses as a basis for evaluating performance, and planning and forecasting future periods. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between these non-GAAP measures and the most directly comparable GAAP measures is provided later in this press release.

About Phathom Pharmaceuticals, Inc.

Phathom Pharmaceuticals is a biopharmaceutical company focused on the development and commercialization of novel treatments for gastrointestinal diseases. Phathom has in-licensed the exclusive rights to vonoprazan, a first-in-class potassium-competitive acid blocker (PCAB) that is currently marketed in the United States as VOQUEZNA® (vonoprazan) tablets for the relief of heartburn associated with Non-Erosive GERD in adults, the healing and maintenance of healing of Erosive GERD in adults and relief of associated heartburn, in addition to VOQUEZNA® TRIPLE PAK® (vonoprazan tablets, amoxicillin capsules, clarithromycin tablets) and VOQUEZNA® DUAL PAK® (vonoprazan tablets, amoxicillin capsules) for the treatment of H. pylori infection in adults. For more information about Phathom, visit the company’s website at www.phathompharma.com and follow on LinkedIn and X. Forward-Looking Statements

This press release contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about: the timing and magnitude of planned operating expense reductions and ability to achieve revenue growth and profit from operations and the timing thereof; planned operational changes and organizational focus and the impact thereof; the ultimate decision by the FDA on the action requested in the Citizen Petition (CP) and the timing of any FDA action regarding the CP; the possible extension of new chemical entity (NCE) exclusivity to VOQUEZNA tablets; the expected duration of patent term extension for VOQUEZNA; the ability of our sales force and marketing efforts to successfully engage patients and physicians; the ability of VOQUEZNA to address unmet needs in GERD treatment; future growth in demand and our ability to secure or maintain commercial coverage for our products; and our plans for future development efforts, including to advance lifecycle management initiatives. The inclusion of forward-looking statements should not be regarded as a representation by Phathom that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Phathom’s business, including, without limitation: we may not realize the expected benefits of our organizational changes and restructuring plan; risks and uncertainties related to management and key personnel changes; we may not be able to successfully commercialize VOQUEZNA, VOQUEZNA TRIPLE PAK and

VOQUEZNA DUAL PAK, which will depend on a number of factors including the performance of our sales force and coverage and reimbursement levels from governmental authorities and health insurers as well as market acceptance by healthcare providers; we may use our capital resources sooner than expected, or our operating plan may overestimate our expected product revenues and/or operating expense savings, which could require us to further reduce expenses or raise additional capital; Phathom’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of vonoprazan that may limit its commercialization or further development, or may result in recalls or product liability claims; the FDA may reject Phathom’s request to correct the Orange Book listings identifying the expiration date for the NCE exclusivity period on the VOQUEZNA tablets; the FDA may take longer than Phathom expects to act on its CP, if at all; members of the public may comment on the CP which may influence the FDA’s decision; Phathom’s ability to obtain and maintain intellectual property protection, including patent term extensions, and non-patent regulatory exclusivity for vonoprazan; Phathom may face competition earlier than expected if it loses or fails to obtain any of its patent protection or non-patent regulatory exclusivity for VOQUEZNA tablets; Phathom’s estimates regarding patient population and commercial coverage could prove to be inaccurate; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Phathom undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

MEDIA CONTACT

Nick Benedetto

1-877-742-8466

media@phathompharma.com

INVESTOR CONTACT

Eric Sciorilli

1-877-742-8466

ir@phathompharma.com

© 2025 Phathom Pharmaceuticals. All rights reserved. VOQUEZNA, VOQUEZNA DUAL PAK, VOQUEZNA TRIPLE PAK, Phathom Pharmaceuticals, and their respective logos are registered trademarks of Phathom Pharmaceuticals, Inc.

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Selected Condensed Balance Sheets

(in thousands)

(unaudited)

	March 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$212,315	$297,263
Total assets	$294,208	$378,318
Total liabilities	$632,584	$631,898
Total stockholders’ deficit	$(338,376)	$(253,580)

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2025	2024
Product revenue, net	$28,519	$1,912
Cost of revenue	3,724	426

Gross profit	24,795	1,486
Operating expenses:
Research and development	$9,184	$9,430
General and administrative	94,474	62,010

Total operating expenses	103,658	71,440

Loss from operations	(78,863)	(69,954)
Other income (expense):
Interest income	2,640	4,313
Interest expense	(18,071)	(17,168)
Other income (expense), net	(22)	(43)

Total other expense	(15,453)	(12,898)

Net loss and comprehensive loss	$(94,316)	$(82,852)

Net loss per share, basic and diluted	$(1.31)	$(1.42)

Weighted-average shares of common stock outstanding, basic and diluted	71,969,411	58,371,480

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except share and per share amounts)

(unaudited)

	Three months ended March 31,
	2025	2024
Reconciliation of GAAP to Non-GAAP adjusted net loss:
GAAP net loss	($94,316)	($82,852)
Stock-based compensation expense (A)	5,540	5,626
Non-cash interest on revenue interest financing liability	11,003	11,956
Interest expense related to amortization of debt discount	696	474

Non-GAAP adjusted net loss	($77,077)	($64,796)
Reconciliation of GAAP to Non-GAAP adjusted net loss per share — basic and diluted:
GAAP net loss per share — basic and diluted	($1.31)	($1.42)
Stock-based compensation expense (A)	0.08	0.10
Non-cash interest on revenue interest financing liability	0.15	0.20
Interest expense related to amortization of debt discount	0.01	0.01

Non-GAAP net loss per share — basic and diluted	($1.07)	($1.11)

Weighted-average shares of common stock outstanding, basic and diluted	71,969,411	58,371,480

(A)	Stock-based compensation consists of the following:

	Three months ended March 31,
	2025	2024
Research and development	1,330	1,249
Selling, general and administrative	4,210	4,377